Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES Appoints Tara S. Innes

as New Independent Director

WASHINGTON, D.C. – February 24, 2020 – Easterly Government Properties, Inc. (“Easterly”) (NYSE: DEA), a fully integrated real estate investment trust focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, announced today that Tara S. Innes has been appointed to the Easterly Board of Directors (the "Board"), effective February 18, 2020.

"Tara brings a wealth of commercial real estate finance and REIT industry experience to Easterly," said Darrell Crate, Chairman of the Board. "This appointment reflects our commitment to adding independent directors who bring critical skills and fresh perspectives and we look forward to benefiting from Tara’s many insights and expertise."

About Tara S. Innes

Ms. Innes served as Managing Director, Global Head of Public Fixed Income Research at AIG Investments, Inc. from 2009 until 2016, where she led a team of analysts in New York, London, Tokyo, and Tel Aviv responsible for analysis and investment recommendations across investment grade, high yield, sovereign, municipal, and emerging markets asset classes. From 2006 to 2009, Ms. Innes was Team Leader of Financial Institutions at AIG Asset Management US LLC.  Before joining AIG in 2006, Ms. Innes served as managing director and team leader for REITs and Financial Institutions at Fitch Ratings, Inc. Prior to joining Fitch Ratings in 2004, Ms. Innes served in various positions at MetLife, Inc. and Merrill Lynch Hubbard, Inc.  Ms. Innes is a member of the Advisory Board of The Credit Roundtable Association, an organization of institutional investors she co-founded in 2007 to educate investors and advocate for bondholders. Ms. Innes has been a frequent speaker at international investor and issuer conferences on a variety of fixed income investment topics and maintains longstanding relationships with the capital markets and syndication teams at many of the largest investment banks. Ms. Innes earned her BA from Boston College.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA).  For further information on the company and its properties, please visit www.easterlyreit.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 28, 2019. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com